THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT

THIS THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT (this “Third Amendment”) effective as of April 4, 2025, is made and executed between KURA SUSHI USA, INC., a Delaware corporation (“Borrower”) and KURA SUSHI INC., a Japanese corporation (“Lender”).

RECITALS

A. Borrower and Lender entered into that certain Revolving Credit Agreement dated as of April 10, 2020 (as amended from time to time, the “Loan Agreement”) whereby Lender agreed to make available to Borrower loans on a revolving credit basis, in the principal amount of up to Twenty Million United States Dollars (US$20,000,000.00) (as amended from time to time, the “Loan”) as evidenced by that certain Promissory Note dated as of April 10, 2020 with Borrower as maker and made payable to Lender (as amended from time to time, the “Note”).

B. Borrower and Lender are parties to that certain First Amendment to Loan Documents dated as of September 2, 2020 whereby the parties agreed to increase the maximum credit amount to Thirty-Five Million United States Dollars (US$35,000,000), to extend the Maturity Date for the respective Advances from 12 months to 60 months, and to extend the period of availability for the Advances.

C. Borrower and Lender are parties to that certain Second Amendment to Loan Documents dated as of April 9, 2021 whereby the parties agreed to further increase the maximum credit amount to Forty-Five Million United States Dollars (US$45,000,000).

D. Borrower and Lender now wish to further extend the period of availability for the Advances, as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and benefits contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

1.
Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Loan Agreement.
2.
Reaffirmation of the Loan. Borrower reaffirms all of its obligations under the Loan Agreement, and Borrower acknowledges that it has no claims, offsets, or defenses with respect to payment of sums due under the Loan Agreement or the Note.
3.
Amendments to the Loan Agreement. The Loan Agreement is hereby amended as follows:
(a)
Section 2.1 of the Loan Agreement. Section 2.1 of the Loan Agreement, which presently reads in its entirety as follows:

2.1 Credit Line. Subject to the terms and conditions of this Agreement, Lender agrees to make cash Advances (individually an “Advance” and collectively the “Advances”) to Borrower from the date hereof until April 10, 2025. The aggregate principal amount of all outstanding Advances shall not exceed at any one time the Credit Line Commitment.

is hereby amended and restated to read in its entirety as follows:

2.1 Credit Line. Subject to the terms and conditions of this Agreement, Lender agrees to make cash Advances (individually an “Advance” and collectively the “Advances”) to Borrower from the date hereof until April 10, 2028 (the “Termination Date”). The aggregate principal amount of all outstanding Advances shall not exceed at any one time the Credit Line Commitment.

(b)
Section 2.2 of the Loan Agreement. Section 2.2 of the Loan Agreement, which presently reads in its entirety as follows:

2.2 Loan Fee. Borrower shall pay a fee of $20,000 to Lender in connection with the origination of this Agreement upon the execution of this Agreement. Thereafter, Borrower shall pay the following maintenance fees to Lender: $8,750 on September 1, 2020, $35,000 on April 1, 2021, $35,000 on April 1, 2022, $35,000 on April 1, 2023, and $35,000 on April 1, 2024.

is hereby amended and restated to read in its entirety as follows:

2.2 Loan Fee. Borrower shall pay a fee of $45,000 to Lender in connection with the closing of the Third Amendment to Revolving Credit Agreement dated April 4, 2025. Thereafter, Borrower shall pay the following maintenance fees to Lender: $45,000 on April 10, 2026 and $45,000 on April 10, 2027.

4.
Amendment to the Note. The Note is hereby amended and restated to read in its entirety as set forth in Exhibit A to this Third Amendment.
5.
Conditions Precedent. The effectiveness of this Third Amendment is conditioned on Lender’s receipt of, and, as applicable, Borrower’s satisfaction of, the following:
(a)
two executed counterparts of this Third Amendment executed by Borrower and Lender; and
(b)
such other assurances, certificates, documents, consents or opinions as Lender may reasonably require.

6.
Representations and Warranties. Borrower reaffirms and restates as of the date hereof all of the representations and warranties made by Borrower in the Loan Agreement, except to the extent such representations and warranties specifically relate to an earlier date.
7.
Confirmation. Except as modified by this Third Amendment, the terms of the Loan Agreement and the Note are hereby ratified and confirmed and shall remain in full force and effect, without waiver or modification.
8.
Due Execution. Borrower affirms to Lender that the execution, delivery, and performance of this Third Amendment are within the powers of Borrower, have been duly authorized by all necessary company action, have received all necessary governmental approvals, if any, and do not contravene any law or any contractual restrictions binding on Borrower.
9.
Estoppel. To induce Lender to enter into this Third Amendment, Borrower hereby acknowledges and agrees that, after giving effect to this Third Amendment, as of the date hereof, there exists no default or Event of Default and no right of offset, defense, counterclaim, or objection in favor of Borrower as against Lender with respect to the Loan.
10.
Counterparts. This Third Amendment may be executed in counterparts, which counterparts, when so executed and delivered, shall together constitute but one original. Delivery of an executed counterpart to this Third Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be as valid and effective as the delivery of a manually executed counterpart of this Third Amendment.
11.
Severability. Any provision of this Third Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Third Amendment, and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.
12.
Costs and Expenses. Borrower agrees to pay all reasonable costs and expenses (including reasonable attorneys’ fees) expended or incurred by Lender in connection with the negotiation, documentation, and preparation of this Third Amendment and any other documents executed in connection herewith.
13.
Governing Law. This Third Amendment shall be governed by and construed in accordance with the laws of the State of California.
14.
Headings. The headings in this Third Amendment are inserted solely for the convenience of reference and are not a part of and are not intended to govern, limit, or aid in the construction or interpretation of any term or provision hereof.
15.
No Oral Agreements. This Third Amendment represents the final agreement between the parties with respect to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

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IN WITNESS WHEREOF, the undersigned have executed this Third Amendment as of the date first written above.

Borrower:

KURA SUSHI USA, INC.,

a Delaware corporation

By: /s/ Jeffrey Uttz

Name: Jeffrey Uttz

Title: Chief Financial Officer

Address:

17461 Derian Avenue, Suite 200, Irvine, California 92614

Lender:

KURA SUSHI INC.,

a Japanese corporation

By: /s/ Kenji Ogoshi

Name: Kenji Ogoshi

Title: Managing Director

Address:

1-2-2 Fukasaka, Naka-ku, Sakai, Osaka Japan 599-8253

EXHIBIT A

AMENDED AND RESTATED REVOLVING CREDIT NOTE

AMENDED AND RESTATED REVOLVING CREDIT NOTE

This Amended and Restated Revolving Credit Note amends and restates in its entirety that certain Amended and Restated Revolving Credit Note dated as of April 9, 2021 made by KURA SUSHI USA, INC., a Delaware corporation, payable to KURA SUSHI INC., a Japanese corporation, in the original principal amount of Forty-Five Million United States Dollars (U.S.$45,000,000.00).

REVOLVING CREDIT NOTE

U.S.$45,000,000.00

1.
PROMISE TO PAY/PLACE OF PAYMENT. FOR VALUE RECEIVED, the undersigned KURA SUSHI USA, INC., a Delaware corporation (“Borrower”), promises to pay KURA SUSHI INC., a Japanese corporation (“Lender”), the principal sum of Forty-Five Million United States Dollars (U.S.$45,000,000.00), or such lesser sum as may be loaned to Borrower pursuant to the Loan Agreement (as defined below), together with interest on the principal balance, from time to time remaining unpaid, from the Disbursement Date until paid, at the Interest Rate set forth in this Note.
2.
RECORD OF ADVANCES AND CREDIT. Borrower hereby authorizes Lender to enter in its books and records all loans (“Advances”) made to Borrower and all payments of principal amounts in respect of such loans, which entries shall, in the absence of manifest error, be conclusive as to the outstanding principal amount of all loans made to Borrower; provided, however that the failure to make such entries with respect to any loan or payment shall not limit or otherwise affect the obligations of Borrower under the Loan Agreement or this Note.
3.
DEFINITIONS. Capitalized terms in this Note that are not defined when first used have the meanings set forth below or, if not defined below, as defined in the Loan Agreement:
3.1
Disbursement Date. The Disbursement Date is the date on which Lender first disburses an Advance to or for the account of Borrower.
3.2
Interest Rate. The Interest Rate for advances disbursed to Borrower prior to April 10, 2021 shall be one and one tenth percent (1.10%) per annum, and the Interest Rate for Advances made to Borrower on or after April 10, 2021 shall be one hundred thirty percent (130%) of the Annual Compounding Long-Term Applicable

Federal Rate which was most recently published by the Internal Revenue Service, on or before the date such Advance is made, and the Interest Rate for such Advance shall remain fixed for that Advance until that Advance is fully repaid.
3.3
Loan Agreement. The Loan Agreement is that certain revolving credit agreement dated as of April 10, 2020, between Lender and Borrower, as the same may be amended from time to time.
3.4
Maturity Date. Maturity Date, for any Advance, means the date which is sixty (60) months after the date such Advance was disbursed to Borrower, unless renewed or extended by mutual agreement of Borrower and Lender in additional twelve (12) month increments.
3.5
Prime Rate. Prime Rate shall mean the rate of interest which Bank of America, N.A. (“BOA”) announces and publishes from its principal office in San Francisco as its “prime rate”. The Prime Rate is not intended to be the lowest rate of interest charged by BOA to its borrowers. Each change in the Interest Rate shall become effective on the effective date of each change in Prime Rate, as announced by BOA. If more than one category of “prime rate” publicly announced by BOA is in effect during any calendar month, the Prime Rate shall be the highest “prime rate” in effect. If BOA shall not publicly announce its “prime rate”, then the Prime Rate shall be the highest reference, base or prime rate in effect as announced by the largest bank (in terms of capital and surplus) having its principal office in Los Angeles, California, which bank publicly announces such a rate.
4.
PAYMENT OF PRINCIPAL AND INTEREST. Principal and interest shall be payable in accordance with the following provisions:
4.1
Payments of Interest. Borrower shall pay to Lender accrued but unpaid interest on the unpaid principal balance of this Note, on demand. Borrower and Lender agree that the Interest Rate on an Advance may be subject to adjustment by mutual agreement if the maturity of an Advance is renewed or extended.
4.2
Application of Payments. Notwithstanding any provision to the contrary, payments of principal and interest received shall be applied first to any late payment fees, then to accrued interest, and lastly to principal.
4.3
Payments of Principal. Borrower shall repay each cash Advance not later than the Maturity Date of such Advance. Amounts repaid may be re-borrowed, provided that no Advance shall be made on or after April 10, 2028.
5.
CALCULATION OF INTEREST. Interest payable with respect to any monthly payment shall be calculated according to the actual number of days in such period as a fraction of a 360‑day year.
6.
PREPAYMENTS WITH NO PENALTY. Borrower may at any time prepay the principal amount outstanding under this Note in whole or in part together with accrued interest to the date of such prepayment on the amount prepaid. Amounts prepaid hereunder may be re-borrowed.
7.
ACCELERATION ON DEFAULT. If any part of the principal or interest under this Note is not paid when due, or if an Event of Default under the Loan Agreement or any other instrument securing or executed in connection with this Note or the Loan Agreement is not cured by a date specified in a notice to Borrower, the entire principal amount outstanding and the accrued interest shall at once become due and payable at the option of Lender. Lender may exercise this option to accelerate during any Event of Default by Borrower regardless of any prior forbearance. Any failure of Lender to make such election following an Event of Default shall not constitute a waiver of Lender’s right to make the election in the event of any subsequent Event of Default.
8.
LATE PAYMENT CHARGE. If any payment of principal or interest under this Note is not paid within five (5) calendar days of when due, a late charge of Two Hundred Dollars (US$200.00) may be charged by Lender for the purpose of defraying the expenses incident to handling such delinquent payments. Such late charge represents a reasonable sum considering all of the circumstances existing on the date of this Note and represents a fair and reasonable estimate of the costs that will be sustained by Lender due to the failure of Borrower to make timely payments. The parties further agree that proof of actual damages would be costly or inconvenient. Such late charge shall be paid without prejudice to the right of Lender to collect any other amounts provided to be paid or to declare a default under this Note or from exercising any of the other rights and remedies of Lender.
9.
INTEREST ON LATE PAYMENTS. Notwithstanding any provision in this Note to the contrary, any principal, accrued interest, late payment charges, and other amounts which are payable under this Note, the Loan Agreement or any other instrument, agreement, or document executed by Borrower in connection with the loan evidenced by this Note and which are not paid within five (5) calendar days of when due, shall thereafter bear interest, compounded monthly, at the rate which is the sum of three percent (3%) per annum plus the Prime Rate then in effect, not to exceed the maximum rate of interest allowed by law.
10.
ATTORNEYS’ FEES. Borrower agrees to pay the following costs, expenses, and attorneys’ fees paid or incurred by Lender, or adjudged by a court: (1) Actual costs of collection, costs and expenses, and attorneys’ fees paid or incurred in connection with the collection, enforcement, modification, or administration of this Note or any Loan Document, whether or not suit is filed; and (2) costs of suit and such sum as the court may adjudge as attorneys’ fees in any action to enforce payment of this Note or any part of it. In addition to the foregoing award of attorneys’ fees, Lender shall be entitled to its attorneys’ fees incurred in any post-judgment proceedings to enforce any judgment in connection with this Note or any Loan Document. This provision is separate and several and shall survive the merger of this provision into any judgment.

11.
WAIVER OF PRESENTMENT, NOTICE OF DISHONOR, AND PROTEST. Presentment, notice of dishonor, and protest are waived by all makers, sureties, guarantors, and endorsers of this Note.
12.
FORBEARANCE NOT A WAIVER. No delay or omission on the part of Lender in exercising any rights under this Note or under the Loan Agreement or any other security agreement given to secure this Note, on default by Borrower, shall operate as a waiver of such right or of any other right under this Note or other agreements, for the same default or any other default. Borrower, any sureties, guarantors, and endorsers of this Note consent to all extensions without notice for any period or periods of time and to the acceptance of partial payments before or after maturity, and to the acceptance, release, and substitution of security, all without prejudice to Lender. Lender shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant such party any extensions of time for payments of any of the indebtedness, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any such party.
13.
LOSS, THEFT, DESTRUCTION OR MUTILATION OF NOTE. In the event of the loss, theft or destruction of this Note, upon Borrower’s receipt of a reasonably satisfactory indemnification agreement executed in favor of Borrower by the party who held this Note immediately prior to its loss, theft or destruction, or in the event of the mutilation of this Note, upon Lender’s surrender to Borrower of the mutilated Note, Borrower shall execute and deliver to such party or Lender, as the case may be, a new promissory note in form and content identical to this Note in lieu of the lost, stolen, destroyed or mutilated Note.
14.
NOTICES. Any notice, request, demand, statement, authorization, approval, or consent required or permitted under this Note shall be in writing and shall be made in accordance with Section 9.5 of the Loan Agreement.
15.
GOVERNING LAW. THIS NOTE SHALL BE CONSTRUED AND ENFORCEABLE ACCORDING TO THE LAWS OF THE STATE OF CALIFORNIA. VENUE FOR PURPOSES OF THIS NOTE WILL BE IN ANY COURT SERVICING ORANGE COUNTY AND BORROWER AGREES TO BE SUBJECT TO THE PERSONAL JURISDICTION OF THE STATE OF CALIFORNIA, INCLUDING ANY STATE OR FEDERAL COURT SITTING THEREIN AND ALL COURT RULES THEREOF.
16.
WAIVER OF STATUTE OF LIMITATIONS. The pleading of any statute of limitations as a defense to the obligations evidenced by this Note is waived to the fullest extent permissible by law.
17.
TIME IS OF THE ESSENCE. Time is of the essence for each and every obligation under this Note.

18.
ASSIGNMENT. Lender shall have the right to sell, assign, or otherwise transfer, either in part or in its entirety, this Note, and any other instrument evidencing or securing the indebtedness of this Note without Borrower’s consent. Borrower may not assign or otherwise transfer this Note without Lender’s prior written consent.
19.
SUCCESSORS AND ASSIGNS. This Note and all of the covenants, promises, and agreements contained in it shall be binding on and inure to the benefit of the respective legal and personal representatives, devises, heirs, successors, and assigns of Lender and Borrower.

IN WITNESS WHEREOF, Borrower has executed this Note as of April 4, 2025.

KURA SUSHI USA, INC.,

a Delaware corporation

By: /s/ Jeffrey Uttz

Name: Jeffrey Uttz

Title: Chief Financial Officer

Address:

17461 Derian Avenue, Suite 200

Irvine, California 92614